Exhibit 10.1

            AMENDMENT NO. 2 ("Amendment"), dated as of March 30, 2003, to the INVESTMENT AGREEMENT dated as of September 26, 2002 by and between The Retirement Systems of Alabama ("RSA") and US Airways Group, Inc., a Delaware corporation (the "Company"), as amended by that certain Amendment NO. 1 dated as of January 17, 2003 by and among RSA, the Company and Retirement Systems of Alabama Holdings LLC ("RSA LLC") (together, the "Agreement"), by and among the Company, RSA, and RSA LLC.

            The Company, RSA and RSA LLC desire to amend the Agreement pursuant to Section 10.06 thereof as hereinafter set forth. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Amendments to Agreement.  Effective upon the execution and delivery of this Amendment NO. 2, the Agreement is hereby amended as follows:

            a.         Section 5.01(g) of the Agreement shall be amended by changing "ATSB "at-risk" loan participation" to "participation in the ATSB Loan" in the first sentence of such Section 5.01(g).

            b.         Section 5.01(h) of the Agreement shall be deleted in its entirety and replaced with the following:

"(h)      During the term of this Article V, the Investor agrees to vote all of the shares of voting capital stock, including, without limitation, all voting capital stock received upon the exercise, exchange or conversion of any warrants or other convertible securities, in each case received in connection with the consummation of the Plan (including transactions that are a condition thereto) and then owned by it in favor of the directors nominated in accordance with Section 5.01(d) of this Agreement at each annual meeting of the stockholders of the Company or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected or whenever members of the Board of Directors are to be elected by written consent; provided, however, that following the initial election of the Board of Directors of the Company on the Effective Date, the obligations set forth in this Section 5.01(h) shall be contingent and conditioned upon the CEO agreeing in writing with the Investor and the Company to vote his shares of voting capital stock acquired (i) pursuant to the Plan or (ii) pursuant to the terms of any management compensation plan or other incentive plan adopted by the Company, including, without limitation, all voting capital stock received upon the exercise, exchange or conversion of any warrants or other convertible securities acquired (A) pursuant to the Plan or (B) on or after the date hereof pursuant to the terms of any management compensation plan or other incentive plan adopted by the Company, in favor of the directors so nominated in accordance with Section 5.01(d)."

2.          No Other Amendments.  Except as expressly amended, modified and supplemented hereby, the provisions of the Agreement are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

3.          Governing Law.  To the extent not governed by the Bankruptcy Code, this Amendment shall be governed by, and interpreted in accordance with, the Laws of the State of New York applicable to contracts made and to be performed in that State without reference to its conflict of laws rules.

4.          Descriptive Headings.  Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

5.          Counterparts.  This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument.

6.          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company's, RSA's and RSA LLC's successors and assigns.

7.          Severability.  In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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            IN WITNESS WHEREOF, the Parties hereto have caused this Amendment NO. 2 to the Investment Agreement to be executed and delivered by their duly authorized representatives on the date first above written.
THE RETIREMENT SYSTEMS OF ALABAMA
By: /s/ William T. Stephens Name: William T. Stephens Title: Secretary

US AIRWAYS GROUP, INC.
By: /s/ Neal S. Cohen Name: Neal S. Cohen Title: Executive Vice President-Finance and Chief Financial Officer

RETIREMENT SYSTEMS OF ALABAMA HOLDINGS LLC
By: /s/ William T. Stephens Name: William T. Stephens Title: Secretary